UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report  (Date of earliest event reported):    May 16, 2003

MILLENNIUM PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-28494	04-3177038
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

75 Sidney Street
Cambridge, Massachusetts 02139
(Address of principal executive offices) (zip code)

(617)  679-7000
 (Registrant's telephone number, including area code)

Not applicable
 (Former name or former address if changed since last report)

Item    7.    Financial Statements and Exhibits.

(c)	Exhibits

See Exhibit Index attached to this Current Report on Form 8–K.

Item    9.    Regulation FD Disclosure.

        An abstract entitled "A Randomized Controlled Trial of a Humanized alpha4beta7 Antibody in Ulcerative Colitis" was published on the website of Digestive Disease Week 2003 (www.ddw.org). A copy of the abstract is attached to this Current Report on Form 8–K as Exhibit 99.1.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MILLENNIUM PHARMACEUTICALS, INC. (Registrant)
Date: May 16, 2003	By	/s/ KENNETH M. BATE

Kenneth M. Bate
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

The following exhibit is filed as part of this Current Report on Form 8–K:

Exhibit No.	Description
99.1	Abstract: A Randomized Controlled Trial of a Humanized alpha4beta7 Antibody in Ulcerative Colitis.